REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Trustees and Shareholders
Treasury Obligations Portfolio of The Milestone Funds


We have audited the accompanying statement of assets and liabilities of the Treasury Obligations Portfolio (the "Fund"),
 a series of The Milestone Funds, including the schedule of investments, as of November 30, 2006, and the related statement of operations, the statement of changes
in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the
responsibility of the Fund's management.   Our responsibility
is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended November 30, 2005 and the financial highlights for each of the four years in the period ended November 30, 2005 have been audited by other auditors, whose report dated January 25, 2006 expressed an unqualified opinion on such financial statement and financial highlights.

We conducted our audits in accordance with the standards of the
Public Company Accounting Oversight Board (United States).Those
standards require that we plan and perform the audit to
obtain reasonable assurance about whether the financial
statements and financial highlights are free of material
misstatement.   The Fund is not required to have, nor were
we engaged to perform, an audit of its internal control
over financial reporting.  Our audit included consideration of internal control over financial reporting as a
basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.
An audit includes examining,
on a test basis, evidence supporting the amounts and
disclosures in the financial statements.   Our procedures
included confirmation of securities owned as of November
30, 2006, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Treasury Obligations Portfolio, as of November 30, 2006, and the results of its operations, the changes in its net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




								TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 5, 2007